UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2019

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
On and effective as of March 14, 2019, the Board of Directors of Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), increased the size of the Company’s Board of Directors from eight to nine directors and appointed Lynne S. Katzmann to serve until the Company’s 2019 Annual Meeting of Stockholders and until her successor is duly elected and qualified.
As a non-employee director, Ms. Katzmann will receive compensation in the same manner as the Company’s other non-employee directors, in accordance with the Company’s Directors’ Compensation Policy, which is attached as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 25, 2019, which exhibit is incorporated herein by this reference.
There is no arrangement or understanding between Ms. Katzmann and any other persons pursuant to which Ms. Katzmann was appointed as a director, and Ms. Katzmann has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Additionally, on March 14, 2019, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement “proxy access.” The Bylaws became effective immediately.
The proxy access provisions in the Bylaws are set forth in Article II, Section 13. These provisions allow for a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and require the Company to include in its proxy materials for an annual meeting of stockholders director candidates constituting up to 25% of the Board of Directors (rounded down to the nearest whole number, but not less than two), provided that the stockholder(s) and the nominee(s) satisfy the eligibility and procedural requirements further described in Article II, Section 13 of the Bylaws.
The additional eligibility and procedural requirements set forth in Article II, Section 13 of the Bylaws include a requirement that a proxy access nomination notice must be delivered to the Company not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the release date of the Company’s proxy materials for its most recent annual meeting of stockholders. Article II, Section 13 of the Bylaws also includes specified requirements that all nominees for directors and nominating stockholder(s) provide certain information, representations and agreements to the Company in order to be eligible for election.
In addition to certain conforming, clarifying and technical changes made to the Bylaws in connection with implementing “proxy access,” the Bylaws also include the following amendments to Article II, Section 11 of the Bylaws: (i) revisions to require each person nominated for election as a director pursuant to the advance notice provisions of Article II, Section 11 to make certain representations and agreements as further provided therein and (ii) additional revisions to provide that a stockholder’s qualified representative may appear on behalf of such stockholder at a meeting to present that stockholder’s nominee for election as a director or proposed business.
The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.
On March 14, 2019, the Company issued a press release announcing the appointment of Ms. Katzmann to the Board of Directors as set forth in Item 5.02 of this Current Report on Form 8-K.
A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Sabra Health Care REIT, Inc.

99.1	Press Release dated March 14, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: March 14, 2019